Exhibit 99.1
News Release

Contact:	H. Andrew Cantor
800-982-9293 ·303-708-5959
Archstone-Smith Agrees To Be Acquired
By Tishman Speyer Partnership
DENVER — May 29, 2007 — Archstone-Smith (NYSE:ASN) today announced that it has signed a definitive merger agreement to be acquired by a partnership sponsored by Tishman Speyer and Lehman Brothers (including its Private Equity group), (the “Partnership”), in a transaction valued at approximately $22.2 billion, including the assumption and refinancing of Archstone-Smith’s outstanding debt and excluding transaction costs. The transaction represents the largest public to private merger and acquisition transaction in the multifamily REIT sector.
Under the terms of the merger agreement, the Partnership will acquire all outstanding common shares of beneficial interest in Archstone-Smith for $60.75 per share in cash. The purchase price per share represents a 22.7% premium over the share price on May 24, 2007, immediately prior to published reports regarding a potential acquisition. The company will pay its regular quarterly dividend that is payable on May 31, 2007 to common shareholders of record as of May 16, 2007, but will not pay any additional dividends on its common shares thereafter. It is currently expected that, in connection with the merger, Archstone-Smith’s Series I preferred shares will either be redeemed at the liquidation preference of $100,000 per share plus accrued but unpaid dividends through the closing date of the merger or be converted into preferred shares of the surviving entity in the merger, at the election of the Partnership.
“Archstone-Smith has created a fantastic portfolio of apartment communities and has developed an industry-leading platform that includes more than 2,500 talented associates who are vital to our success,” said R. Scot Sellers, chairman and chief executive officer, Archstone-Smith. “We have always been committed to maximizing value for our shareholders, and we believe this merger accomplishes that objective, offering a significant premium over the unaffected share price. We are looking forward to continuing to provide great apartments and great service to our customers as part of the Tishman Speyer family, and continuing to grow our business for many years to come.”
Archstone-Smith’s board of trustees unanimously approved the merger agreement and the merger and has recommended the approval of the transaction by common shareholders. Completion of the transaction, which is currently expected to occur in the third quarter of 2007, is contingent upon customary closing conditions and the approval of Archstone-Smith’s shareholders, who will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. The transaction is not contingent on receipt of financing by the Partnership.
Unitholders of Archstone-Smith Operating Trust, the operating entity through which Archstone-Smith conducts substantially all of its business and which owns substantially all of its assets, will be offered the opportunity to elect to receive $60.75 per unit in cash or a newly issued preferred unit in Archstone-Smith Operating Trust.
Rob Speyer, Senior Managing Director of Tishman Speyer, stated, “Archstone is an exceptional company that has built one of the finest collections of multifamily assets in the industry. We are excited to work with such an extraordinary management team led by Scot Sellers and welcome the opportunity to help grow this company.”
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At the request of the Partnership and in connection with the execution of the merger agreement, R. Scot Sellers agreed to terms of employment with the Partnership that will supersede his current employment arrangements with Archstone-Smith effective upon and subject to completion of the merger.
The transaction is being financed by equity provided by Tishman Speyer with the balance of the debt and equity capital provided and arranged by Lehman Brothers Inc. and Bank of America.
Morgan Stanley acted as exclusive financial advisor and Hogan & Hartson LLP acted as legal advisor to Archstone-Smith. Lehman Brothers Inc. and Bank of America acted as financial advisors to the Partnership. Wachtell, Lipton, Rosen & Katz, DLA Piper LLP, and Schulte Roth and Zabel LLP provided legal counsel to Tishman Speyer. Weil Gotshal & Manges LLP and Cadwalader, Wickersham & Taft LLP provided legal advice to Lehman Brothers Inc. and Kirkland & Ellis LLP provided legal advice to Bank of America.
About Archstone-Smith
 Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. The company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay Area, the New York metropolitan area, Seattle and Boston. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of March 31, 2007, the company owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction.
About Tishman Speyer
 Tishman Speyer is one of the leading owners, developers, operators, and fund managers of first-class real estate in the world. Since 1978, Tishman Speyer has acquired, developed and operated more than 230 properties totaling over 100 million square feet and over 14,000 residential units, and manages a property portfolio in excess of $40 billion in total value across the United States, Europe, Latin America and Asia, including signature properties such as New York’s Rockefeller Center and the Chrysler Center, Berlin’s Sony Center and Torre Norte in São Paolo, Brazil.
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Archstone-Smith’s archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates and projections about the industry, markets in which Archstone-Smith operates, management’s beliefs, assumptions made by management and the transactions described in this press release. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Archstone-Smith and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the expiration of
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any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and compliance with German anti-trust regulations; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (7) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth under “Risk Factors” in Archstone-Smith’s 2006 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.
Additional Information About the Merger and Where to Find It
 This communication is being made in respect of the proposed merger transactions involving Archstone-Smith and Archstone-Smith Operating Trust. Archstone-Smith will file a proxy statement with the SEC in connection with the proposed merger. Archstone-Smith urges investors and shareholders to read the proxy statement when it becomes available and any other relevant documents filed by Archstone-Smith with the SEC because they will contain important information. Separately, Archstone-Smith Operating Trust will file a prospectus/information statement with the SEC in connection with the proposed Archstone-Smith Operating Trust merger. Archstone-Smith Operating Trust urges investors and unitholders to read the prospectus/information statement when it becomes available and any other relevant documents filed by Archstone-Smith Operating Trust with the SEC because they will contain important information.
The final proxy statement will be mailed to Archstone-Smith shareholders and the prospectus/information statement will be mailed to Archstone-Smith Operating Trust unitholders. The proxy statement, prospectus/information statement and other documents filed with the SEC will be available free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Archstone-Smith and Archstone-Smith Operating Trust will be available free of charge on the investor relations portion of Archstone-Smith’s website at www.archstonesmith.com, or by contacting the investor relations department of Archstone-Smith, telephone (303) 708-5959.
Archstone-Smith and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. The names of Archstone-Smith’s trustees and executive officers and a description of their interests in Archstone-Smith is set forth in definitive proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 11, 2007. Investors, shareholders and unitholders can obtain updated information regarding the direct and indirect interests of Archstone-Smith’s trustees and executive officers in the Archstone-Smith merger by reading the proxy statement when it becomes available.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.